July 2, 2013

TO:	All Stockholders (Addressed Individually)
SUBJECT:	Report from the President

At the Bank

Advances Average $74.0 Billion in May

As policymakers in Washington start to take real steps towards housing finance reform, the local lenders across our region continue to serve as a prime example of mortgage lending done right.  As summer begins in earnest, our members are as much a staple in the communities they serve as little league games and backyard barbecues.  And we are proud to support your efforts: in May 2013, advances averaged $74.0 billion, an increase of $2.6 billion from April 2013.

FHLBNY Soliciting Board Nominations

Our membership is the Home Loan Bank’s greatest strength, but another important strength is the depth and diversity of our Board.  The guidance our Directors – many of whom are banking industry experts who lead our member institutions – provide helps management ensure that the Bank continues to meet the needs of our members and the communities we all serve.  In materials mailed to our membership on June 28, we announced that the Bank has begun the process of formally soliciting nominations for Directors to serve on our Board for terms commencing January 1, 2014.  Four Member Directorships – one seat representing our New Jersey members; two seats representing our New York members; and one seat representing our Puerto Rico and U.S. Virgin Islands members – are up for election in 2013.  In addition, two Independent Directorships are to be elected in 2013.  This total of six Directorships includes two new seats to be added to the Board in 2014 – one New York Member Directorship and one Independent Directorship.

We encourage our members to be involved throughout the entire election process.  With two new seats and four existing seats accepting nominations, we look forward to adding valued experience and expertise to an already strong Board in 2014.

Housing Finance Reform and Taxpayer Protection Act Takes Shape

Last week, Senators Bob Corker (R-TN) and Mark Warner (D-VA) introduced the Housing Finance Reform and Taxpayer Protection Act, their bipartisan legislation aimed at housing finance reform.  The proposed bill is one of the most substantial pieces of legislation addressing housing finance reform – a topic of utmost importance – we have seen in the five years since Fannie Mae and Freddie Mac went into receivership.  The bill proposes winding down those two failed institutions and allowing the private sector to once again control the mortgage market, with the government providing a catastrophic guarantee under a new agency, the Federal Mortgage Insurance Company.

In the proposed bill, the Home Loan Banks are mentioned as a potential part of the solution for the secondary market.  As I have said before, any efforts that aim to provide housing finance reform that is both successful and sustainable must look to our nation’s network of local lenders and the Home Loan Banks that support them as part of the solution.  Although it is certain that many hands will work to shape this legislation before it reaches the President’s desk, I believe that this bipartisan effort is a step in the right direction.

The Home Loan Banks and our members have a good story to tell, one which was captured in a June 2013 National Mortgage News profile of the FHLBNY. The Bank will send this piece around to our members under separate cover later this month, so please keep an eye out for it.

As we celebrate our nation’s birthday this week, I wish you all the best this holiday and thank you for your continued commitment to making our country better.

Sincerely,

Alfred A. DelliBovi
President and CEO

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.